Exhibit 99.1


NEWS RELEASE

          Contact:   David E. Bosher, Vice President and Treasurer (analysts)
                     (804) 287-5685
                     Teri Schrettenbrunner, Director of Public Relations (media)
                     (804) 287-6260

                   CADMUS COMMUNICATIONS CORPORATION ANNOUNCES
                          RECORD FIRST QUARTER RESULTS

RICHMOND, VA, October 22, 1998 -- Cadmus Communications Corporation (NASDAQ NMS:
CDMS) today reported record results for the fiscal first quarter ended September 30, 1998. Financial highlights were as follows:

o         Net income rose 24% to $2.5 million, or $.31 per share.

o Sales rose 8% to $99.8 million, led by an 18% increase from the Marketing Communications sector.

o Operating income rose 16% to $6.6 million and operating margins improved to 6.6% of sales from 6.2% in fiscal 1998.

C. Stephenson Gillispie, Jr., chairman, president and chief executive officer, stated, "We are pleased with our first quarter performance - our seventh consecutive quarter of year-over-year improvement in operating earnings before restructuring charges. Our Professional Communications sector again demonstrated the strength of its market position and the non-cyclical nature of its business, posting impressive earnings growth and continued margin expansion. In our Marketing Communications sector, earnings rebounded in our tactical marketing businesses and we achieved double-digit sales growth from our packaging and promotional printing, and graphic solutions groups. These performances helped to offset the negative impact on our financial communications group of the downturn in capital markets activity as well as higher costs associated with the integration of our point of purchase businesses."

Gillispie added, "Despite these near-term challenges, which we believe will continue into our fiscal second quarter, we remain confident that Cadmus will continue to produce solid earnings growth and improved profitability throughout fiscal 1999."

Fiscal First Quarter Operating Results - Detailed Review

Net income for the first quarter rose 24% to $2.5 million, or $.31 per share, for the period ended September 30, 1998, compared to net income of $2.0 million or $.25 per share last year. There were 8,206,000 weighted-average shares outstanding for the first quarter of fiscal 1999, compared to 8,109,000 weighted-average shares outstanding for the same period of last year.

First quarter sales were a record $99.8 million, up 8% from sales of $92.4 million in the first quarter of fiscal 1998. Sales for the Professional Communications sector increased 1% as continued growth in journal services was offset by the impact of lower average paper prices. In the Marketing Communications sector, sales rose 18% due to the acquisition of Germersheim and strong growth from the Company's packaging and promotional printing and graphic solutions businesses.

Operating income rose 16% in the first quarter to $6.6 million compared to $5.7 million last year as the Company's operating margin improved as a percent of sales to 6.6% from 6.2% last year.

Company Description

Cadmus Communications Corporation provides customers with integrated, end-to-end information and communications solutions. The Company is organized around two primary business sectors: Professional Communications serving customers who publish information, and Marketing Communications serving customers who convey marketing messages. Cadmus' services include advertising, catalog services, commercial printing, custom publishing, direct marketing, financial communications, journal and magazine services, point-of-purchase, specialty packaging, and software duplication. Headquartered in Richmond, Virginia, Cadmus is the 22nd largest graphic communications company in North America.

--------------------------------------------------------------------------------

"Safe Harbor" Statement Under the Private Securities Litigation Reform Act of 1995:

Information in this release relating to Cadmus' future prospects and performance are "forward-looking statements" and, as such, are subject to certain risks and uncertainties that could cause actual results to differ materially. Potential risks and uncertainties include but are not limited to: (1) continuing competitive pricing in the markets in which the Company competes, (2) the gain or loss of significant customers or the decrease in demand from existing customers, (3) the ability of the Company to continue to obtain improved efficiencies and lower overall production costs, (4) changes in the Company's product sales mix, (5) the effective integration of recent acquisitions, (6) the performance of new management and leadership teams in the Company and its divisions, (7) the impact of industry consolidation among key customers, and (8) continued strength in the U.S. capital markets.

                     **(See attached financial highlights)**

               CADMUS COMMUNICATIONS CORPORATION AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF INCOME
                      (In thousands, except per share data)
                                   (Unaudited)


                                                  Three Months Ended
                                                      September 30,
                                             ------------------------------
                                                1998              1997
                                             ------------      ------------

Net sales                                   $      99,784    $       92,362

Operating expenses:
     Cost of sales                                 79,119            71,814
     Selling and administrative                    14,063            14,858
                                             ------------      ------------
                                                   93,182            86,672

Operating income                                    6,602             5,690

Interest and other expenses:
     Interest                                       2,143             1,933
     Other, net                                       343               392
                                             ------------      ------------
                                                    2,486             2,325


Income before income taxes                          4,116             3,365

Income tax expense                                  1,585             1,329
                                             ------------      ------------

Net income                                 $        2,531    $        2,036
                                             ============      ============


Net income per share, assuming dilution    $          .31    $          .25
                                             ============      ============

Weighted-average common shares outstanding          8,206             8,109
                                             ============      ============

                                            SELECTED HIGHLIGHTS
                             (In thousands, except per share data and percents)
                                                (Unaudited)


                                                                                Three Months Ended
                                                                                    September 30,
                                                                         ---------------------------------
                                                                                1998               1997
                                                                         ----------------    -------------
Operating income                                                      $         6,602     $        5,690
Net income                                                                      2,531              2,036
Depreciation & amortization expense                                             4,873              4,477
Percent to net sales:
     Gross profit                                                                20.7%              22.2%
     Selling, general and administrative expenses                                14.1%              16.1%
     Operating income                                                             6.6%               6.2%
Earnings per share, assuming dilution                                             .31                .25





                                    CONDENSED CONSOLIDATED BALANCE SHEET
                                               (In thousands)

                                                                           September 30,              June 30,
                                                                               1998                     1998
                                                                            (unaudited)
                                                                         ------------------       -----------------
Assets:
    Cash and cash equivalents                                         $               895       $             --
    Other current assets                                                          109,505                 104,120
    Property plant and equipment, net                                             129,858                 133,836
    Goodwill and other intangibles (net), and other assets                         53,439                  53,796
                                                                         -----------------        ---------------

Total assets                                                          $           293,697       $         291,752
                                                                         =================        ===============

Liabilities and shareholders' equity:
    Short-term borrowings and current
        maturities of long-term debt                                  $             7,090       $           8,531
    Other current liabilities                                                      51,566                  64,652
    Long-term debt, less current maturities                                       106,962                  93,224
    Other long-term liabilities                                                    16,261                  15,529
    Shareholders'equity                                                           111,818                 109,816
                                                                         -----------------        ---------------

Total liabilities and shareholders' equity                            $           293,697       $         291,752
                                                                         =================        ===============
